SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2010

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Sixth Road
Woburn, MA 01801

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, Bridgeline Digital, Inc. (“Bridgeline Digital” or the “Company”) appointed Erez Katz to the newly-created position of Chief Operating Officer.

Erez Katz has been with the Company since June of 2007 and has been the Executive Vice President and General Manager of the Company’s Atlanta Business Unit where he has consistently delivered the highest gross profit margins and above average profitability when compared to the Company’s other six business units.  Prior to joining Bridgeline Digital, from 1996 to 2007, Mr. Katz was the founder, President, and Chief Executive Officer of Atlanta based Objectware, Inc., a rapidly growing web application development company.  Objectware was acquired by Bridgeline Digital in June 2007.  Mr. Katz received his Bachelors of Science degree in Computer Science from Baruch College in New York City and, prior to immigrating to the US in 1986, he was an Officer in the Israeli Military.

In October 2010 the Company and Mr. Katz entered in to a one year employment agreement.  The employment agreement provides Mr. Katz with a base salary of $225,000 and the opportunity to earn $100,000 in additional bonus when certain positive operating results are achieved.   The employment agreement provides that in the event Mr. Katz’s employment is terminated by the Company without cause or if Mr. Katz terminates his employment for good reason, he is entitled to receive severance benefits.  The severance benefits include (i) payment of a sum equal to three months salary plus an amount equal to the quarterly bonus paid to Mr. Katz for the preceding quarter immediately prior to his termination; (ii) the continuation of health insurance coverage for a period of three months; and (iii) the acceleration of all stock options held by Mr. Katz which are unvested as of the date of termination.

The above summary of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full employment agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

 (d)      Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement between Bridgeline Digital, Inc. and Erez Katz dated October 29, 2010.
99.1	Press release issued by Bridgeline Digital, Inc., dated November 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

Date: November 4, 2010	By:	/s/ Ronald M. Levenson
Ronald M. Levenson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Employment Agreement between Bridgeline Digital, Inc. and Erez Katz dated October 29, 2010.
99.1	Press release issued by Bridgeline Digital, Inc., dated November 4, 2010.